Schaneveldt and Company
                          Certified Public Accountant
                        275 E. South Temple, Suite 300
                          Salt Lake City, Utah  84111
                                (801) 521-2392


I have issued my report dated June 7, 1999, on the financial statements of Advanced Business Sciences, Inc., for the year ended December 31, 1998. I consent to the use of our report in the filing of Advanced Business Sciences, Inc. on Form 10SB. I also consent to the use of my name and the statements with respect to me as appearing under the heading "PART F/S" in the Registration Statement.

/s/ Schvaneveldt and Company


Salt Lake City, Utah
June 21, 1999